                                                                    EXHIBIT 10.5

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (the "Agreement"), dated December 19, 2003, is executed and entered into by and between the Pension Benefit Guaranty
Corporation ("PBGC") and Fansteel Inc. ("Fansteel") and certain of its subsidiaries, each of whom is a debtor and together debtors-in-possession
(collectively the "Debtors") in Chapter 11 Case Number 02-10109, currently pending in the United States Bankruptcy Court for the District of Delaware
("Bankruptcy Court").

                                    RECITALS

         WHEREAS, Fansteel, a Delaware Corporation, is the contributing sponsor of the Fansteel Consolidated Employees' Pension Plan ("Consolidated Plan"), a
defined benefit pension plan covered by Title IV of ERISA; and

         WHEREAS, each of the Debtors is either the contributing sponsor of, or a member of the controlled group of the contributing sponsor of the Hydro
Carbide Hourly Pension Plan ("Hydro Plan"); and

         WHEREAS, pursuant to the Plan of Reorganization, the Hydro Plan is being assumed by Hydro Carbide, Inc., the purchaser of certain assets of the
Debtor; and

         WHEREAS, PBGC is a wholly-owned United States government corporation that administers the pension termination insurance program established by Title
IV of ERISA; and

         WHEREAS, on January 15, 2002, the Debtors each filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, 11
U.S.C. ss.ss. 101-1330 as amended; and

         WHEREAS, the Debtors and PBGC believe that the Consolidated Plan does not have sufficient assets to pay all of the benefit liabilities owed to participants under the terms of the Consolidated Plan, and is underfunded by approximately $19 million; and

         WHEREAS, Fansteel has determined that if it were to continue sponsorship of the Consolidated Plan, it would be unable to pay its debts pursuant to a plan of reorganization and would be unable to continue in business outside the Chapter 11 reorganization process; and

         WHEREAS, Fansteel has decided that it is necessary to seek termination of the Consolidated Plan in a distress termination under 29 U.S.C. ss. 1341(c);
and

         WHEREAS, On October 15, 2003, Fansteel sent the required Notice of
Intent to Terminate the Consolidated Plan to participants and affected parties, and on October 16, 2003, Fansteel submitted to PBGC a Form 600 Distress
Termination Notice of Intent to Terminate; and

                                       -6-

         WHEREAS, Fansteel has selected December 15, 2003, as the proposed termination date of the Consolidated Plan; and

         WHEREAS, on October 31, 2003, Fansteel filed a motion with the
Bankruptcy Court seeking (I) a determination in accordance with 29 U.S.C. ss.
1341(c)(2)(B)(ii)(IV), that unless the Consolidated Plan is terminated, the
Debtors will be unable to pay all of their debts pursuant to a plan of reorganization and will be unable to continue in business outside the Chapter 11 reorganization process, and (ii) Bankruptcy Court approval of the termination of the Consolidated Plan; and

         WHEREAS, should the distress termination be granted and PBGC become statutory trustee of the Consolidated Plan, the Debtors, as either the contributing sponsor of the Consolidated Plan or members of the sponsor's controlled group, would be joint and severally liable to PBGC for any unpaid minimum funding contributions owed to the Consolidated Plan, for any unpaid pension insurance premiums owed to PBGC on behalf of the Consolidated Plan, and for the unfunded benefit liabilities of the Consolidated Plan; and

         WHEREAS, the Debtors and PBGC (together the "Parties") have reached an understanding regarding the terms and conditions governing the settlement of the
PBGC Claims, including satisfaction of Debtors' liabilities to PBGC should the distress termination be granted and the Plan of Reorganization be confirmed and consummated; and

          NOW, THEREFORE, the Parties agree as follows:

                             SECTION I: DEFINITIONS

The following terms shall have the following meanings as used in this Agreement:

         A. "AGREEMENT" means the obligations and terms contained in this written settlement agreement and in the Note.

         B. "ALLOWED GENERAL UNSECURED CLAIM" shall mean an allowed Class FAN-3 general unsecured claim, as described in Section VI(B)(3) of the Plan of
Reorganization.

         C. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the
District of Delaware.

         D. "COLLATERAL" means the land, buildings, and equipment of Fansteel de
Mexico, and the equipment owned by Reorganized Fansteel which is under the possession and custody of Fansteel de Mexico at Fansteel de Mexico's plant located at Avenida Fomento Industrial portion of Lot 3, and Lots 4 and 5, Block
2, Parque Industrial del Norte, Reynosa, Tamaulipas, Mexico, which will provide security for the Note, with such collateral to be fully described in a mutually agreeable mortgage instrument to be issued by Fansteel de Mexico to PBGC and a pledge to be granted by Reorganized Fansteel in favor of PBGC in a mutually agreeable mortgage instrument.

                                      -7-

         E. "CONSOLIDATED PLAN" means the Fansteel Consolidated Employees'
Pension Plan, a defined benefit pension plan covered by Title IV of ERISA. Each of the Debtors is either the contributing sponsor of, or a member of the controlled group of the contributing sponsor of the Consolidated Plan. See 29
U.S.C. ss. 1301(a)(13); 29 U.S.C. ss. 1301(a)(14).

         F. "DEBTORS" means Fansteel Inc., Fansteel Holdings, Inc., Custom
Technologies Corp., Escast, Inc., Wellman Dynamics Corp., Washington
Manufacturing Co., Phoenix Aerospace Corp., and American Sintered Technologies,
Inc., each of whom is a debtor in jointly administered Chapter 11 Case Number
02-10109, currently pending in the Bankruptcy Court.

         G. "D&O INSURANCE" means commercially reasonable directors and officers liability insurance which shall be provided to all members of Reorganized
Fansteel's board of directors.

         H. "EFFECTIVE DATE" means the date on which the Plan of Reorganization becomes effective under the confirmation order entered by the Bankruptcy Court and under the terms of the Plan of Reorganization.

         I. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss.ss. 1301-1461 (2000).

         J. "FANSTEEL DE MEXICO" means Fansteel de Mexico, a Mexican subsidiary of Escast, Inc. (doing combined business as Intercast), located in Reynosa,
Mexico, which has agreed to provide the Collateral for the Note.

         K. "HYDRO PLAN" means the Hydro Carbide Hourly Employees' Pension Plan, a defined benefit pension plan covered by Title IV of ERISA.

         L. "HYDRO CARBIDE" means Hydro Carbide, Inc., an entity which, under the terms of the Plan of Reorganization, will purchase certain assets of the
Debtors and assume sponsorship of the Hydro Plan.

         M. "MORTGAGE" means the Mortgage Instrument that Fansteel de Mexico will issue to PBGC on the Effective Date, securing the Collateral for the Note.

         N. "NEW FANSTEEL COMMON STOCK" means the new common stock to be authorized and issued by Reorganized Fansteel, par value $0.01 per share, which shall be distributed in accordance with the terms of the Plan of Reorganization.

         O. "NOTE" means the $9.5 million promissory note issued by Fansteel to
PBGC, substantially in the form of the un-executed draft note attached hereto as exhibit A.

         P. "PARTIES" means the parties affixing their signatures to this
Agreement, including the Debtors, PBGC, and Fansteel de Mexico.

         Q. "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States Government corporation created to administer and enforce the provisions of Title IV of ERISA. PBGC serves as the administrator of
ERISA's defined benefit pension insurance program, and insures the payment of certain guaranteed pension benefits to participants in pension plans that terminate when covered by Title IV of ERISA.

                                      -8-

         R. "PBGC CLAIMS" means the consolidated unliquidated contingent claims filed by PBGC against each of the Debtors for (i) the unfunded benefit liabilities of the Consolidated Plan under 29 U.S.C. ss.ss. 1362, 1368, (ii) and unliquidated contingent claiMs for unpaid minimum funding contributions owed to the Consolidated Plan under 29 U.S.C. ss. 1082 and 26 U.S.C. ss. 412, and (iii)
unliquidated claims for unpaid premiums owed to PBGC with respect to the
Consolidated Plan under 29 U.S.C. ss. 1307.

         S. "PLAN OF REORGANIZATION" means the proposed Amended Joint
Reorganization Plan of Fansteel Inc. and the other Debtors, as filed by the
Debtors on or about September 18, 2003, as may be amended from time to time with permission from the Bankruptcy Court.

         T. "REORGANIZED FANSTEEL" means Fansteel Inc. as reorganized after the
Effective Date pursuant to the terms of the Plan of Reorganization.

         U. "REORGANIZED FANSTEEL STOCK OPTION PLAN" means the employee stock option plan that, under the Plan of Reorganization, will be deemed adopted by the board of directors of Reorganized Fansteel on the Effective Date.

         V. "REORGANIZED WELLMAN" means Wellman Dynamics Corp., as reorganized after the Effective Date pursuant to the terms of the Plan of Reorganization.

         W. "WELLMAN PLAN" means the Wellman Dynamics Corp. Salaried Employees'
Retirement Plan, a defined benefit pension plan covered by Title IV of ERISA.

                 SECTION II: OBLIGATIONS OF REORGANIZED FANSTEEL

         A. On the Effective Date, Reorganized Fansteel shall deliver the Note to PBGC.

         B. The Note shall be secured by all of the land, buildings, and equipment owned, used or later acquired in connection with operations of
Fansteel de Mexico, pursuant to and as more fully described in the Mortgage. No future liens or security interests in the Collateral shall be granted to any other entities or individuals without the written consent of PBGC.

         C. On the distribution date of the Plan of Reorganization, PBGC shall receive a distribution of 20% of the New Fansteel Common Stock, subject to dilution of up to 5% by the issuance of New Fansteel Common Stock pursuant to the Reorganized Fansteel Stock Option Plan, provided that no more than 5% of the total New Fansteel Common Stock shall be issued pursuant to the Reorganized
Fansteel Stock Option Plan.

         D. PBGC shall have an Allowed General Unsecured Claim against each
Debtor in the amount of $1,500,000, in respect of which PBGC shall receive a distribution of its pro rata share of the distributions made to all holders of
Allowed General Unsecured Claims as set forth in the Plan of Reorganization.

                                      -9-

         E. Pursuant to the Plan of Reorganization, PBGC or its designee shall have the right to select one (1) member of the initial Board of Directors of
Reorganized Fansteel. Should the director become unable to serve for any reason,
PBGC or its designee will have the right to select the replacement. Reorganized
Fansteel will provide the director selected by PBGC or its designee with D&O
Insurance beginning on the Effective Date of the Plan of Reorganization. Such
insurance must contain commercially reasonable terms.

         F. From and after any time that Reorganized Fansteel ceases to be a public reporting company, it shall nevertheless provide to PBGC on a quarterly basis copies of financial reports and information of the type that would normally be received if Reorganized Fansteel was still a public reporting company. Reorganized Fansteel shall provide the information described above within 45 days of the end of each quarter.

         G. Reorganized Wellman and Reorganized Fansteel shall continue to maintain the Wellman Plan after the Effective Date of the Plan of
Reorganization.

                        SECTION III: OBLIGATIONS OF PBGC

         A. In exchange for the obligations of the Debtors contained in Section
II of this Agreement and the Plan of Reorganization, PBGC agrees to release the
Debtors, as well as their employees, officers, assigns, directors, shareholders, agents, investors, attorneys and representatives, from any liabilities with respect to the PBGC Claims filed regarding the Consolidated Plan. However, notwithstanding any language to the contrary in this Agreement or the Plan of
Reorganization, nothing in this Agreement or the Plan of Reorganization shall be construed as discharging, releasing or relieving any party from any liability for breaches, if any, of any fiduciary duties which may be owed by such parties with respect to the any pension plan covered under ERISA.

         B. PBGC agrees that it shall vote in favor of the Plan of
Reorganization.

         C. On or immediately after the Effective Date, PBGC will withdraw all of its claims against the Debtors with regard to the Hydro Plan and Wellman
Plan.

                      SECTION IV: ENFORCEMENT OF AGREEMENT

         A. Any of the following shall constitute an Event of Default under this
Agreement:

                  1. Any Event of Default contained in the Note;

                  2. Any Event of Default contained in the Mortgage;

                  3. Any failure by Reorganized Fansteel to comply with the
                  dilution requirements contained in Section II(C).

                  4. Any failure to abide by the requirements with respect to
                  PBGC's selection of a member of the Reorganized Fansteel board of directors contained in Section II(E).

                                      -10-

         B. Should an Event of Default occur, PBGC may exercise any and all legal or equitable remedies that may be available to it under the Agreement, the
Note, the Mortgage, ERISA, or other applicable law in any appropriate United
States District Court or state court in Delaware.

            SECTION V: REPRESENTATIONS AND WARRANTIES OF THE PARTIES

         A. The Debtors hereby represent and warrant to PBGC that:

                  1.       Subject to the approval of the Bankruptcy Court, each
                           of the Debtors has the necessary corporate power and
                           authority execute, deliver, and perform its
                           obligations under this Agreement. All necessary
                           corporate approvals or other appropriate actions have
                           been taken to cause them to possess such power and
                           authority. The persons signing this Agreement have
                           the necessary authority and power to enter into this
                           Agreement on behalf of the Debtors.

                  2.       Subject to the approval of the Bankruptcy Court, the
                           execution and delivery of this Agreement will not
                           conflict with or result in a breach of, or require
                           any consent under, the charter or by-laws (or other
                           equivalent organizational documents) of the Debtors,
                           or any applicable law or regulation, any order or
                           decree of any governmental entity, or constitute a
                           default under any material agreement or instrument to
                           which the Debtors are subject.

     Subject to the approval of the Bankruptcy Court, this Agreement constitutes a legal, valid and binding obligation of the Debtors, and as such is enforceable against the Debtors (subject to Bankruptcy Court approval).

(3)               As of the Effective Date, Fansteel de Mexico has good record and marketable title in the collateral securing the Note
                  described in Section II. No prior lien or security interest has been granted in the Collateral with priority superior to the lien and security interest granted to PBGC under the
                  Mortgage.

         B. Fansteel de Mexico represents and warrants to PBGC that:

                  1.       Fansteel de Mexico has the necessary corporate power
                           and authority to execute, deliver, and perform its
                           obligations under this Agreement and the Mortgage.
                           All necessary corporate approvals or other
                           appropriate actions have been taken to cause it to
                           possess such power and authority. The person signing
                           this Agreement has the necessary authority and power
                           to enter into this Agreement on behalf of Fansteel de
                           Mexico.

                                      -11-

                  2.       The execution and delivery of this Agreement and the
                           Mortgage will not conflict with or result in a breach
                           of, or require any consent under, the charter or
                           by-laws (or other equivalent organizational
                           documents) of Fansteel de Mexico, or any applicable
                           law or regulation, any order or decree of any
                           governmental entity, or constitute a default under
                           any material agreement or instrument to which
                           Fansteel de Mexico is subject.

                  3.       This Agreement constitutes a legal, valid and binding
                           obligation of Fansteel de Mexico, and as such is
                           enforceable against Fansteel de Mexico (subject to
                           Bankruptcy Court approval of the Debtors' Plan of
                           Reorganization).

                  4.       As of the Effective Date, Fansteel de Mexico has good
                           record and marketable title in the collateral
                           securing the Note described in Section II. No prior
                           lien or security interest has been granted in the
                           Collateral with priority superior to the lien and
                           security interest granted to PBGC under the Mortgage.

         C. PBGC represents and warrants to the Debtors that:

                  1.       PBGC is a wholly-owned United States government
                           corporation established under Title IV of ERISA, and
                           has all requisite corporate and other power,
                           authorizations, consents and approvals required to
                           carry on its activities as now conducted.

                  2.       The execution, delivery and performance by PBGC of
                           this Agreement and the consummation of the
                           transactions contemplated by the Agreement are within
                           the powers of PBGC and have been duly authorized by
                           all necessary action on the part of the PBGC.

                  3.       This Agreement constitutes a valid, legal and binding
                           agreement of PBGC enforceable against PBGC in
                           accordance with its terms.

                         SECTION VI: GENERAL PROVISIONS

             A. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with ERISA, and to the extent not preempted by ERISA, the Bankruptcy Code or other federal law, the laws of the State of Delaware, without regard to conflicts of law principles.

         B. No failure of the Parties to this Agreement to enforce at any time any of the provisions of this Agreement and no course of dealing between the
Parties shall be construed to be a waiver of any provision of this Agreement, or shall in any way affect the validity of this Agreement or the right of either
Party to enforce each and every one of the provisions of this Agreement.

         C. This Agreement constitutes the entire final agreement with respect to the matters provided for herein, and no other agreement or understanding exists between the Parties.

                                      -12-

         D. This Agreement shall not be modified or amended, except by written instrument signed by the Parties hereto.

         E. This Agreement shall inure to the benefit of, and may be enforced solely by, the Parties hereto, and, in each case, their respective successors and assigns. This Agreement is not intended to create any third party beneficiaries.

         F. The captions set forth in this Agreement have been inserted for convenience of reference only and shall not in any way affect the meaning or construction of any of the provisions of this Agreement.

         G. This Agreement may be executed in identical counterparts, each of which when taken together shall constitute one and the same instrument. A facsimile transmission of signature pages shall be sufficient for the purposes of this Agreement.

         H. This Agreement is expressly conditioned upon approval by the
Bankruptcy Court of the distress termination of the Consolidated Plan and the occurrence of the Effective Date. Should the Consolidated Plan not be terminated pursuant to ERISA prior to the Effective Date, this Agreement shall be null and void.

         I. Any notices, requests or other communications hereunder shall be in writing, and shall be deemed to have been duly given when mailed by United
States registered or certified mail postage prepaid, or upon receipt if overnight delivery service, telecopy, or telex is used, addressed as follows:

                  To the PBGC:

                  Director, Financial Operations Division

                  Pension Benefit Guaranty Corporation

                  1200 K Street, N.W.

                  Washington, D.C.  20005-4026

                  (202) 326-4069 (facsimile number)

                  General Counsel

                  Pension Benefit Guaranty Corporation

                  Suite 340

                  1200 K Street, N.W.

                  Washington, D.C.  20005-4026

                                      -13-

                  (202) 326-4112 (facsimile number)

                  Pacholder Associates, Inc.

                  8044 Montgomery Road

                  Suite 480

                  Cincinnati, Ohio 45236

                  (513) 985-3217 (facsimile number)

                  To Fansteel:

                  Chief Executive Officer
                  Fansteel Inc.
                  Number One Tantalum Place
                  North Chicago, Illinois 60064

                  (847) 689-0307 (facsimile number)

                  With copies to:

                  Jeffrey S. Sabin, Esq.

                  Schulte Roth & Zabel LLP

                  919 Third Avenue

                  New York, New York  10022

                  (212) 593-5955 (facsimile number)

                  and

                  Ronald E. Richman, Esq.

                  Schulte Roth & Zabel LLP

                                      -14-

                  919 Third Avenue

                  New York, New York  10022

                  (212) 593-5955 (facsimile number)

                                      -15-

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have executed this Agreement as of the day and year first above mentioned.

PENSION BENEFIT GUARANTY CORPORATION

/s/ J.B. COHEN
-------------------------------------
NAME:   JEFFREY B. COHEN
TITLE:  DEPUTY GENERAL COUNSEL

FANSTEEL INC.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT AND CFO

FANSTEEL HOLDINGS INC.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  TREASURER

CUSTOM TECHNOLOGIES CORP.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  TREASURER

ESCAST, INC.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT

                                      -16-

WELLMAN DYNAMICS CORP.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT

WASHINGTON MFG. CO.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT

PHOENIX AEROSPACE CORP.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  TREASURER

AMERICAN SINTERED TECHNOLOGIES, INC.

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT

FANSTEEL DE MEXICO

/s/ R. MICHAEL MCENTEE
-------------------------------------
NAME: R. MICHAEL MCENTEE
TITLE:  VICE PRESIDENT